UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 15, 2008
GENTA INCORPORATED
(Exact Name of Registrant
as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive
Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)
(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 15, 2008, Genta Incorporated, (the Company), announced that the independent Data Monitoring Board (DMB) for AGENDA, a Phase 3 trial of the Company’s lead oncology product Genasense® (oblimersen sodium) Injection, has completed its review. During its review, the DMB evaluated safety data from the study and conducted an analysis for futility. With more than half of the initially planned number of patients now enrolled, the Board recommended that the trial continue to completion of full enrollment.
AGENDA is a Phase 3, randomized, double-blind, placebo-controlled trial that is intended to support global registration of Genasense for patients with advanced melanoma. The study is designed to confirm certain safety and efficacy results from Genta’s prior randomized trial of Genasense combined with dacarbazine (DTIC) in patients identified by a biomarker who have not previously received chemotherapy. The co-primary endpoints of AGENDA are progression-free survival and overall survival. A total of 300 patients are expected to enroll in AGENDA.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release of the Company dated September 15, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date: September 15, 2008	By:	/s/ GARY SIEGEL
		Name:	Gary Siegel
		Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit		Sequentially
Number	Description	Numbered Page

99.1	Press Release of the Company dated September 15, 2008